Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 1, 2011, except for Note 16 and Note 15, which are May 31, 2011 and June 24, 2011, respectively with respect to the audited consolidated financial statements of Medical Care Technologies Inc. for the years ended December 31, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

October 11, 2011